     As filed with the Securities and Exchange Commission on May 20, 2005
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------
                            FALCONSTOR SOFTWARE, INC.

      DELAWARE                                     77-0216135
      (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)               Identification No.)

      2 HUNTINGTON QUADRANGLE
      SUITE 2S01                                     11747
      MELVILLE, NEW YORK                           (Zip Code)
(Address of principal executive offices)

                             2000 STOCK OPTION PLAN
                    2004 OUTSIDE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                  REIJANE HUAI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            FALCONSTOR SOFTWARE, INC.
                             2 HUNTINGTON QUADRANGLE
                                   SUITE 2S01
                            MELVILLE, NEW YORK 11747
                     (Name and address of agent for service)

                                  631-777-5188
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                              STEVEN WOLOSKY, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG &  Wolosky LLP
                                65 E. 55th Street
                            New York, New York 10022
                                 (212) 451-2300

                         CALCULATION OF REGISTRATION FEE
=========================================================================================
                                       Proposed         Proposed
                                        Maximum          Maximum
     Title of              Amount      offering         Aggregate         Amount of
    Securities             to be         price           Offering       Registration
 to be registered      registered(1)   per share          Price             fee
=========================================================================================
Common Stock,
par value $.001          3,800,000      $7.00 (2)     $26,629,682 (2)   $3,134.31 (2)(3)
per share.............
=========================================================================================

     (1) Pursuant to Rule 416(c) under the  Securities  Act of 1933,  as amended
(the "Securities Act") this Registration  Statement also covers an indeterminate amount of  interests  to be offered or sold  pursuant  to the  employee  benefit plan(s)  described herein.  There are also registered hereby such  indeterminate number of shares of Common  Stock,  $.001 par value (the "Common  Stock") as may become  issuable by reason of the operation of the  anti-dilution  provisions of the FalconStor Software,  Inc. (the "Company") 2000 Stock Option Plan (the "2000
Plan") or the 2004 Outside Directors Stock Option Plan (the "2004 Plan").

     (2) Includes 2,573,285 shares with respect to which options were granted at an average  exercise  price of $7.35 per share.  With  respect to the  remaining shares available for issuance under the 2000 Plan and the 2004 Plan, pursuant to
Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the  offering  price per  share,  solely  for the  purpose  of  determining  the registration  fee, is equal to the  average of the high and low sales  prices of the Company's  Common Stock as reported on the Nasdaq National Market on May 13,
2005 of $6.29 per share.

     (3)  Registration  fees  were  previously  paid  for  the  registration  of
8,662,296 shares (Registration No. 333-69834) and 2,000,000 shares (Registration
No. 333-103925) under the 2000 Plan,  respectively.  The fee being paid herewith pertains to an  aggregate  of 3,800,000  shares of Common  Stock  issuable  upon exercise of options granted under the 2000 Plan and the 2004 Plan.

                                EXPLANATORY NOTE

     The Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register  3,500,000 shares of Common Stock,  $.001 par value per share, of the Company issuable pursuant to the 2000 Plan of the  Company,  and 300,000  shares of Common  Stock,  $.001 par value  per  share,  of the  Company  issuable  pursuant  to the 2004 Plan of the
Company.  The Company previously  registered  8,662,296 shares (Registration No.
333-69834) and 2,000,000 shares  (Registration  No.  333-103925)  under the 2000
Plan, respectively.  Pursuant to General Instruction E to Form S-8, the contents of the prior registration statements relating to the 2000 Plan, and all periodic reports that the Company  filed after such  Registration  Statements to maintain current information about the Company are hereby incorporated by reference.

     This Form S-8 includes a Reoffer  Prospectus  prepared in  accordance  with
Part I of Form S-3 under the  Securities  Act.  The  Reoffer  Prospectus  may be
utilized for reofferings and resales of shares of Common Stock acquired pursuant to the (i) 2000 Plan and (ii) the 2004 Plan and (iii) the Company's 1994 Outside
Directors Stock Option Plan, the shares of which were previously registered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The Company will provide documents containing the information  specified in
Part I of Form  S-8 to  employees  as  specified  by Rule  428(b)(1)  under  the
Securities  Act.  Pursuant to the  instructions  to Form S-8, the Company is not required to file these documents either as part of this  Registration  Statement or as  prospectuses  or  prospectus  supplements  pursuant to Rule 424 under the
Securities Act.

                                   PROSPECTUS

                                2,573,285 SHARES
                            FALCONSTOR SOFTWARE, INC.
                         COMMON STOCK ($.001 par value)

     This  prospectus  relates to the  reoffer  and  resale by  certain  selling stockholders  of  shares  of our  Common  Stock  that may be issued by us to the selling  stockholders  upon the exercise of stock options granted under our 2000
Stock Option  Plan,  our 2004  Outside  Directors  Stock Option Plan or our 1994
Outside Directors Stock Option Plan. We previously registered the offer and sale of the shares to the  selling  stockholders.  This  Prospectus  also  relates to certain  underlying  options that have not as of this date been granted.  If and when such  options are  granted to persons  required  to use the  prospectus  to reoffer and resell the shares  underlying  such  options,  we will  distribute a prospectus supplement. The shares are being reoffered and resold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

     The selling  stockholders  have  advised us that the resale of their shares may be  effected  from time to time in one or more  transactions  on the  Nasdaq
National  Market,  in negotiated  transactions  or  otherwise,  at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See "Plan of  Distribution."  We will bear all expenses in connection with the preparation of this prospectus.

     Our Common Stock is listed on the Nasdaq National Market.  On May 13, 2005, the closing  price for the Common  Stock,  as  reported  by the Nasdaq  National
Market, was $6.33.

--------------------------------------------------------------------------------
     This investment involves risk. See "Risk Factors" beginning at page 3.
--------------------------------------------------------------------------------

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 20, 2005.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES................................................13

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual,  quarterly and special reports,  proxy statements and other information  with the Securities and Exchange  Commission  (the "SEC").  You may
read and copy any document we file at the SEC's public reference room located at
Judiciary Plaza, 450 Fifth Street, N.W., Washington,  D.C. 20549. You may obtain further information on the operation of the public reference room by calling the
SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the
Internet  at the  SEC's  Web site at  http://www.sec.gov.  You may also  request copies of such documents,  upon payment of a duplicating  fee, by writing to the
SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information concerning us can also be inspected at the Nasdaq National
Market  Operations,  1735 K Street,  N.W.,  Washington,  D.C.  You may also find recent documents we filed on our website at www.falconstor.com.

                           INCORPORATION BY REFERENCE

     The SEC allows us to incorporate by reference the  information we file with it, which means that we can disclose  important  information to you by referring you  to  those  documents.  The  information  we  incorporate  by  reference  is considered to be part of this  prospectus,  and  information  that we file later with the SEC will  automatically  update  and  supersede  this  information.  We incorporate by reference the documents  listed below and any future filings made by us with the SEC under Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934,  until the sale of all the shares of Common Stock that are part of this offering.  The documents we are  incorporating  by reference are as follows:

      (1) Our Annual Report on Form 10-K for the year ended December 31, 2004;

      (2) Our Current Report on Form 8-K filed on January 10, 2005;

      (3) Our Current Report on Form 8-K filed on February 8, 2005;

      (4) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

      (5) Our Current Report on Form 8-K filed on April 27, 2005

      (6) The  description  of our Common Stock  contained  in our  registration statement on Form 8-A declared effective by the SEC on June 28, 1994,  including any amendments or reports filed for the purpose of updating that description.

     You may request a copy of these  filings,  excluding  the  exhibits to such filings  which  we have  not  specifically  incorporated  by  reference  in such filings, at no cost, by writing or telephoning us at the following address:

             FalconStor Software, Inc.
             2 Huntington Quadrangle
             Suite 2S01
             Melville, New York  11747
             Attention: Chief Financial Officer
             (631) 777-5188

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration  statement we filed with the SEC.
You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different  information.  The Selling Stockholders will not make an offer of these  shares in any state  where  the offer is not  permitted.  You should not assume that the  information in this  prospectus or any supplement is accurate as of any other date than the date on the front of those documents.

                                  RISK FACTORS

     AN  INVESTMENT  IN THE SHARES  OFFERED BY THIS  PROSPECTUS  INVOLVES A HIGH
DEGREE OF RISK. YOU SHOULD  CAREFULLY  CONSIDER THE FOLLOWING  RISK FACTORS,  AS
WELL AS INFORMATION  CONTAINED AND  INCORPORATED BY REFERENCE IN THIS PROSPECTUS
BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

WE HAVE HAD A  HISTORY  OF NET  LOSSES  AND MAY NOT BE ABLE TO  RETURN  TO OR TO
MAINTAIN PROFITABILITY.

     For the first quarter of 2005, we had a net loss of $0.1 million.  The only profitable  quarter in our history was the fourth quarter of 2004. Prior to that we had a history of losses,  including the full year ended December 31, 2004, in which we had a net loss of $5.9 million. Our business model depends upon signing agreements with additional OEM customers,  further developing our reseller sales channel,  and expanding our sales force.  Any difficulty in obtaining  these OEM and reseller  customers or in attracting  qualified  sales personnel will hinder
our  ability  to   generate   additional   revenues   and  achieve  or  maintain
profitability.

FAILURE TO ACHIEVE  ANTICIPATED  GROWTH COULD HARM OUR  BUSINESS  AND  OPERATING
RESULTS.

     Achieving our anticipated  growth will depend on a number of factors,  some of which include:

o    retention of key management, marketing and technical personnel;

o    our ability to increase our customer  base and to increase the sales of our products; and

o    competitive  conditions  in the  network  storage  infrastructure  software market.

     We cannot  assure you that the  anticipated  growth will be  achieved.  The failure  to  achieve  anticipated  growth  could  harm our  business,  financial condition and operating results.

WE HAVE SIGNIFICANT LEASE COMMITMENTS THAT COULD IMPACT OUR PROFITABILITY.

     During the third  quarter of 2003,  we signed a lease for new office  space that commenced on November 1, 2003 and continues  through  February,  2012. This commitment  along with several  operating  leases related to our foreign offices could impact our ability to achieve or to maintain profitability.

DUE TO THE UNCERTAIN AND SHIFTING  DEVELOPMENT OF THE NETWORK  STORAGE  SOFTWARE
MARKET, WE MAY HAVE DIFFICULTY  ACCURATELY PREDICTING REVENUE FOR FUTURE PERIODS
AND APPROPRIATELY BUDGETING FOR EXPENSES.

     The rapidly evolving nature of the network storage software market in which we sell our products, and other factors that are beyond our control, reduces our ability to accurately  forecast our quarterly and annual  revenue.  However,  we must use our  forecasted  revenue to establish our expense  budget.  Most of our expenses  are fixed in the short term or  incurred  in  advance  of  anticipated revenue.  As a result,  we may not be able to decrease  our expenses in a timely manner to offset any shortfall in revenue.

OUR REVENUES DEPEND IN PART ON SPENDING BY CORPORATE CUSTOMERS.

     The operating  results of our business depend in part on the overall demand for network storage software. Because our sales are primarily to major corporate customers,  any  softness in demand for network  storage  software may result in decreased revenues.

WE ARE DEPENDENT ON CERTAIN KEY CUSTOMERS.

     We tend  to  have  one or  more  customers  account  for 10% or more of our revenues during each fiscal quarter.  In addition,  during the fiscal year ended
December 31, 2004,  one customer  accounted  for 16% of our  revenues.  While we believe  that we will  continue  to  receive  revenue  from these  clients,  our
agreements   typically  give  these  customers  the  ability  to  terminate  the relationship  upon 90 days  notice.  If our  contracts  with these  partners are terminated, or if the volume of sales from these clients declines, it would have a material adverse effect on our operating results.

THE MARKETS FOR STORAGE  AREA  NETWORKS AND NETWORK  ATTACHED  STORAGE ARE STILL
MATURING,  AND OUR BUSINESS WILL SUFFER IF THEY DO NOT CONTINUE TO DEVELOP AS WE
EXPECT.

     The continued  adoption of Storage Area Networks (SAN) and Network Attached
Storage (NAS) solutions is critical to our future  success.  The markets for SAN and NAS  solutions  are still  maturing,  making it difficult  to predict  their potential  sizes or future  growth rates.  If these markets  develop more slowly than we expect,  our  business,  financial  condition  and results of operations would be adversely affected.

THE MARKET FOR IP-BASED  STORAGE  AREA  NETWORKS IS NEW AND  UNCERTAIN,  AND OUR
BUSINESS WILL SUFFER IF IT DOES NOT DEVELOP AS WE EXPECT.

     The rapid  adoption of IP-based  Storage Area Networks (SAN) is critical to our future success.  The market for IP-based SANs is still  unproven,  making it difficult to predict the potential  size or future growth rate.  Most  potential customers have made substantial  investments in their current storage networking infrastructure,  and they may elect to remain with current network architectures or to adopt new architecture in limited stages or over extended periods of time.
We are  uncertain  whether a viable  market for our products  will develop or be sustainable.  If this market fails to develop,  or develops  more slowly than we expect,  our business,  financial  condition and results of operations  would be adversely affected.

THE  MARKET  FOR  DISK-BASED  BACKUP  SOLUTIONS  IS NEW AND  UNCERTAIN,  AND OUR
BUSINESS WILL SUFFER IF IT DOES NOT DEVELOP AS WE EXPECT.

     The rapid adoption of disk-based backup solutions is critical to our future success. The market for disk-based backup solutions is still unproven, making it difficult to predict the potential  size or future growth rate.  Most  potential customers  have  made  substantial  investments  in their  current  tape  backup infrastructure,  and they may elect to remain with their current  infrastructure or to adopt new solutions in limited stages or over extended periods of time. We are  uncertain  whether a viable  market  for our  products  will  develop or be sustainable.  If this market fails to develop,  or develops  more slowly than we expect,  our business,  financial  condition and results of operations  would be adversely affected.

WE MAY NOT BE ABLE TO PENETRATE THE SMALL/MEDIUM BUSINESS, SMALL OFFICE AND HOME
OFFICE MARKETS.

     We have  announced  plans to offer products for the  small/medium  business
(SMB) and small office/home office (SOHO) markets.  We may not be able to design or  offer  products  attractive  to the SMB and the  SOHO  markets,  or to reach agreements  with OEMs and resellers  with  significant  presences in the SMB and
SOHO markets.  If we are unable to penetrate  the SMB and SOHO markets,  we will not be able to recoup the expenses  associated with our efforts in these markets and our ability to grow revenues could suffer.

IF WE ARE UNABLE TO DEVELOP AND MANUFACTURE NEW PRODUCTS THAT ACHIEVE ACCEPTANCE
IN THE NETWORK STORAGE SOFTWARE MARKET, OUR OPERATING RESULTS MAY SUFFER.

     The network  storage  software  market  continues to evolve and as a result there is continuing demand for new products. Accordingly, we may need to develop and manufacture new products that address  additional  network storage  software market  segments and emerging  technologies  to remain  competitive  in the data storage software industry. We are uncertain whether we will successfully qualify new network  storage  software  products with our customers by meeting  customer performance and quality specifications or quickly achieve high volume production of storage  networking  software  products.  Any  failure to address  additional market  segments  could harm our  business,  financial  condition  and operating results.

OUR  PRODUCTS  MUST  CONFORM TO  INDUSTRY  STANDARDS  IN ORDER TO BE ACCEPTED BY
CUSTOMERS IN OUR MARKETS.

     Our  current  products  are  only  one  part  of a SAN or NAS  system.  All components  of these  systems  must comply with the same  industry  standards in order to operate together efficiently. We depend on companies that provide other components  of these  systems to conform to industry  standards.  Some  industry standards  may not be widely  adopted or  implemented  uniformly,  and competing standards  may emerge that may be  preferred by OEM  customers or end users.  If other  providers of components do not support the same industry  standards as we do, or if  competing  standards  emerge,  our  products  may not achieve  market acceptance, which would adversely affect our business.

OUR COMPLEX  PRODUCTS  MAY HAVE ERRORS OR DEFECTS  THAT COULD  RESULT IN REDUCED
DEMAND FOR OUR PRODUCTS OR COSTLY LITIGATION.

     Our IPStor  platform is complex and is designed to be deployed in large and complex networks. Many of our customers have unique  infrastructures,  which may require  additional  professional  services  in order for our  software  to work within their  infrastructure.  Because our products are critical to the networks of our customers,  any significant  interruption in their service as a result of defects in our  product  within our  customers'  networks  could  result in lost profits  or damage to our  customers.  These  problems  could  cause us to incur significant  service and engineering costs,  divert  engineering  personnel from product  development  efforts and  significantly  impair our ability to maintain existing  customer  relationships  and attract new  customers.  In  addition,  a product  liability  claim,  whether  successful  or not,  would  likely  be time consuming  and  expensive  to  resolve  and  would  divert  management  time and attention.  Further,  if we are unable to fix the errors or other  problems that may be  identified in full  deployment,  we would likely  experience  loss of or delay in revenues and loss of market share and our business and prospects  would suffer.

FAILURE OF STORAGE  APPLIANCES  POWERED BY IPSTOR TO INTEGRATE SMOOTHLY WITH END
USER SYSTEMS COULD IMPACT DEMAND FOR THE APPLIANCES.

     We have entered into  agreements with resellers and OEM partners to develop storage  appliances that combine certain  aspects of IPStor  functionality  with third  party  hardware  to create  single  purpose  turnkey  solutions  that are designed to be easy to deploy. If the storage  appliances are not easy to deploy or do not integrate smoothly with end user systems, the basic premise behind the appliances will not be met and sales would suffer.

OUR OEM  CUSTOMERS  REQUIRE  OUR  PRODUCTS  TO UNDERGO A LENGTHY  AND  EXPENSIVE
QUALIFICATION PROCESS THAT DOES NOT ASSURE PRODUCT SALES.

     Prior to offering  our products for sale,  our OEM  customers  require that each of our products undergo an extensive  qualification process, which involves interoperability  testing of our product in the OEM's system as well as rigorous reliability  testing.  This qualification of a product by an OEM does not assure any  sales of the  product  to the OEM.  Despite  this  uncertainty,  we  devote substantial resources,  including  engineering,  sales, marketing and management efforts,  toward  qualifying our products with OEMs in  anticipation of sales to them. If we are  unsuccessful or delayed in qualifying any products with an OEM, such failure or delay would  preclude or delay sales of that product to the OEM, which may impede our ability to grow our business.

WE RELY ON OUR OEM CUSTOMERS AND RESELLERS FOR MOST OF OUR SALES.

     Almost all of our sales come from sales to end users of our products by our
OEM customers  and by our  resellers.  These OEM  customers  and resellers  have limited resources and sales forces and sell many different products, both in the network storage  infrastructure  software  market and in other markets.  The OEM customers  and  resellers  may  choose to focus  their  sales  efforts  on other products  in the  network  storage  software  market or other  markets.  The OEM customers  might also choose not to  continue  to develop or to market  products which include our products. This would likely result in lower revenues to us and would impede our ability to grow our business.

ISSUES WITH THE HARDWARE SOLD BY OUR PARTNERS COULD RESULT IN LOWER SALES OF OUR
PRODUCTS.

     As part of our sales  channel,  we license  our  software to OEMs and other partners  who install our  software on their own  hardware or on the hardware of other third parties. If the hardware does not function properly or causes damage to customers' systems, we could lose sales to future customers,  even though our
software  functions  properly.   Problems  with  our  partners'  hardware  could
negatively impact our business.

WE MUST MAINTAIN OUR EXISTING  RELATIONSHIPS AND DEVELOP NEW RELATIONSHIPS  WITH
STRATEGIC INDUSTRY PARTNERS.

     Part of our  strategy is to partner  with major  third-party  software  and hardware  vendors who integrate our products into their offerings  and/or market our  products  to  others.  These  strategic  partners  often have  customer  or distribution  networks  to which we  otherwise  would  not  have  access  or the development  of  which  would  take up  large  amounts  of our  time  and  other resources.  There is intense  competition to establish  relationships with these strategic  partners.  Some of our agreements with our OEM customers grant to the
OEMs limited exclusivity rights to portions of our products for periods of time.
This could  result in lost sales  opportunities  for us with other  customers or could cause other potential OEM partners to consider or select software from our competitors  for their storage  solutions.  In addition,  the desire for product differentiation  could cause  potential OEM partners to select software from our competitors.  We cannot guarantee that our current strategic partners,  or those companies  with whom we may  partner  in the  future,  will  continue  to be our partners for any period of time.  If our software  were to be replaced in an OEM solution by competing  software,  or if our software is not selected by OEMs for future  solutions,  it would  likely  result in lower  revenues  to us and would impede our ability to grow our business.

THE  NETWORK  STORAGE   SOFTWARE  MARKET  IS  HIGHLY   COMPETITIVE  AND  INTENSE
COMPETITION COULD NEGATIVELY IMPACT OUR BUSINESS.

     The network storage  software market is intensely  competitive  even during periods  when demand is stable.  Some of our current and  potential  competitors have longer operating histories,  significantly greater resources,  broader name recognition  and a  larger  installed  base of  customers  than we  have.  Those competitors  and other  potential  competitors  may be able to  establish  or to
expand  network  storage   software   offerings  more  quickly,   adapt  to  new
technologies and customer requirements faster, and take advantage of acquisition and other opportunities more readily.

     Our competitors also may:

o    consolidate or establish strategic  relationships among themselves to lower their product costs or to otherwise compete more effectively against us; or

o    bundle  their  products  with other  products to increase  demand for their products.

     In addition,  some OEMs with whom we do  business,  or hope to do business, may enter the market  directly and rapidly  capture market share.  If we fail to compete  successfully  against  current  or future  competitors,  our  business, financial condition and operating results may suffer.

OUR FUTURE QUARTERLY RESULTS MAY FLUCTUATE SIGNIFICANTLY,  WHICH COULD CAUSE OUR
STOCK PRICE TO DECLINE.

     Our  previous  results  are  not  necessarily   indicative  of  our  future
performance and our future quarterly results may fluctuate significantly.

     Our future performance will depend on many factors, including:

o    the timing of  securing  software  license  contracts  and the  delivery of software and related revenue recognition;

o    the  seasonality  of  information  technology,  including  network  storage products, spending;

o    the average unit selling price of our products;

o    existing or new  competitors  introducing  better  products at  competitive prices before we do;

o    our ability to manage  successfully  the complex and  difficult  process of qualifying our products with our customers;

o    new products or enhancements from us or our competitors;

o    import or export restrictions on our proprietary technology; and

o    personnel changes.

     Many of our  expenses  are  relatively  fixed  and  difficult  to reduce or modify.  As a result,  the fixed nature of our expenses will magnify any adverse effect of a decrease in revenue on our operating results.

OUR STOCK PRICE MAY BE VOLATILE

     The market price of our common stock has been  volatile in the past and may be volatile in the future.  For  example,  during the past twelve  months  ended
March 31,  2005,  the closing  market price of our common stock as quoted on the
NASDAQ National  Market System  fluctuated  between $5.03 and $9.75.  The market price  of our  common  stock  may be  significantly  affected  by the  following factors:

o    actual or anticipated fluctuations in our operating results;

o    failure to meet financial estimates;

o    changes in market  valuations of other technology  companies,  particularly those in the storage networking software market;

o    announcements   by  us  or  our   competitors  of   significant   technical
     innovations,   acquisitions,  strategic  partnerships,  joint  ventures  or capital commitments;

o    loss of one or more key OEM customers; and

o    departures of key personnel.

     The stock market has  experienced  extreme  volatility  that often has been unrelated to the performance of particular companies.  These market fluctuations may cause our stock price to fall regardless of our performance.

OUR RESULTS OF OPERATIONS WILL BE NEGATIVELY IMPACTED BY THE REQUIREMENT THAT WE
RECOGNIZE THE FAIR VALUE OF STOCK OPTIONS GRANTED AS AN EXPENSE.

     The Financial Accounting Standards Board ("FASB") has required companies to recognize the fair value of stock options and other stock-based  compensation to employees as compensation expense in the statement of operations.  In accordance with SEC rules,  FalconStor must implement the FASB rules effective in the first quarter  of  2006.  While  it is too  early to tell  the  exact  impact  of this requirement, there will be a negative impact on our results of operations.

WE HAVE A SIGNIFICANT  AMOUNT OF AUTHORIZED BUT UNISSUED  PREFERRED STOCK, WHICH
MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

     Our Board of Directors has the  authority,  without  further  action by the stockholders,  to issue up to 2,000,000  shares of preferred stock on such terms
and  with  such  rights,  preferences  and  designations,   including,   without
limitation  restricting  dividends on our common  stock,  dilution of the voting power of our common stock and impairing the liquidation rights of the holders of our  common  stock,  as  the  Board  may  determine  without  any  vote  of  the stockholders.  Issuance  of such  preferred  stock,  depending  upon the rights, preferences and designations thereof may have the effect of delaying,  deterring or  preventing  a  change  in  control.  In  addition,  certain  "anti-takeover"
provisions of the Delaware  General  Corporation  Law,  among other things,  may restrict  the  ability  of our  stockholders  to  authorize  a merger,  business combination  or change of  control.  Finally,  we have  entered  into  change of control agreements with certain executives.

WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING  OPTIONS AND WARRANTS,  THE EXERCISE
OF WHICH WOULD DILUTE THE THEN-EXISTING  STOCKHOLDERS'  PERCENTAGE  OWNERSHIP OF
OUR COMMON STOCK.

     As of March 31, 2005, we had  outstanding  options and warrants to purchase an aggregate  of  10,526,136  shares of our common  stock at a weighted  average exercise price of $5.13 per share.  We also have 1,697,665  shares of our common stock reserved for issuance under our stock option plans with respect to options that have not been granted.

     The  exercise  of  all  of  the   outstanding   options  would  dilute  the
then-existing  stockholders' percentage ownership of common stock, and any sales in the public  market of the common  stock  issuable  upon such  exercise  could adversely affect  prevailing market prices for the common stock.  Moreover,  the terms upon which we would be able to obtain  additional  equity capital could be adversely  affected  because the holders of such  securities  can be expected to exercise or convert them at a time when we would, in all likelihood,  be able to obtain any needed  capital on terms more  favorable  than those provided by such securities.

OUR BUSINESS  COULD BE  MATERIALLY  AFFECTED AS A RESULT OF A NATURAL  DISASTER,
TERRORIST ACTS, OR OTHER CATASTROPHIC EVENTS

     In August, 2003, our business was interrupted due to a large scale blackout in the northeastern United States. While the headquarters facilities we moved in to in November,  2003 contain  redundant  power  supplies  and  generators,  our domestic and foreign  operations,  and the operations of our industry  partners,
remain   susceptible   to   fire,   floods,   power   loss,   power   shortages,
telecommunications failures, break-ins and similar events.

     Terrorist actions domestically or abroad could lead to business disruptions or to  cancellations  of  customer  orders or a general  decrease  in  corporate spending  on  information  technology,  or  could  have  direct  impact  on  our marketing,  administrative  or financial  functions and our financial  condition could suffer.

THE  INTERNATIONAL  NATURE OF OUR BUSINESS  COULD HAVE AN ADVERSE  AFFECT ON OUR
OPERATING RESULTS.

     We sell our products worldwide. Accordingly, our operating results could be
materially   adversely   affected  by  various  factors  including   regulatory,
political,  or  economic  conditions  in a specific  country  or  region,  trade protection measures and other regulatory requirements, and acts of terrorism and international conflicts.

     Our  international  sales are  denominated  primarily in U.S.  dollars.  An increase in the value of the U.S.  dollar relative to foreign  currencies  could make our products more expensive and, therefore, potentially less competitive in foreign markets.

     Additional  risks  inherent  in  our  international   business   activities
generally  include,  among others,  longer accounts  receivable  payment cycles, difficulties  in managing  international  operations,  decreased  flexibility in matching  workforce to needs as compared with the U.S., and potentially  adverse tax  consequences.  Such factors could  materially  adversely  affect our future international sales and, consequently, our operating results.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS WILL SUFFER.

     Our success is dependent upon our proprietary  technology.  Currently,  the
IPStor  software suite is the core of our  proprietary  technology.  We have one
patent  issued,  multiple  pending  patent  applications,   numerous  trademarks
registered and multiple  pending  trademark  applications  related to our IPStor product.  We cannot predict  whether we will receive  patents for our pending or future patent applications, and any patents that we own or that are issued to us may be invalidated, circumvented or challenged. In addition, the laws of certain countries  in which we sell and  manufacture  our  products,  including  various countries in Asia, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

     We also rely on trade secret,  copyright and trademark laws, as well as the confidentiality  and  other  restrictions  contained  in  our  respective  sales contracts  and  confidentiality  agreements to protect our  proprietary  rights.
These legal protections afford only limited protection.

OUR EFFORTS TO PROTECT OUR INTELLECTUAL PROPERTY MAY CAUSE US TO BECOME INVOLVED
IN COSTLY AND LENGTHY LITIGATION, WHICH COULD SERIOUSLY HARM OUR BUSINESS.

     In recent years, there has been significant litigation in the United States involving patents, trademarks and other intellectual property rights.

     We have  already been subject to one action  alleging  that our  technology infringes patents held by a third party.  While we settled this litigation,  the litigation  was  expensive and diverted  management's  time and  attention.  Any additional litigation, regardless of its outcome, would likely be time consuming and  expensive to resolve and would divert  management's  time and attention and

                                       10

might  subject  us to  significant  liability  for  damages  or  invalidate  our intellectual  property rights. Any potential  intellectual  property  litigation against us could force us to take specific actions, including:

o    cease selling our products that use the challenged intellectual property;

o    obtain  from  the  owner of the  infringed  intellectual  property  right a license to sell or use the relevant technology or trademark,  which license may not be available on reasonable terms, or at all; or

o    redesign those products that use infringing  intellectual property or cease to use an infringing product or trademark.

DEVELOPMENTS  LIMITING THE AVAILABILITY OF OPEN SOURCE SOFTWARE COULD IMPACT OUR
ABILITY TO DELIVER PRODUCTS AND COULD SUBJECT US TO COSTLY LITIGATION.

     Many of our products are designed to include software or other intellectual property licensed from third parties, including "Open Source" software. At least one intellectual  property rights holder has alleged that it holds the rights to software  traditionally viewed as Open Source. It may be necessary in the future to seek or renew licenses  relating to various aspects of these products.  There can be no assurance that the necessary licenses would be available on acceptable terms, if at all. The inability to obtain certain licenses or other rights or to obtain such  licenses  or rights on  favorable  terms,  or the need to engage in litigation regarding these matters,  could have a material adverse effect on our business, operating results, and financial condition. Moreover, the inclusion in our  products of software or other  intellectual  property  licensed  from third parties  on a  nonexclusive  basis  could  limit  our  ability  to  protect  our proprietary rights in our products.

THE LOSS OF ANY OF OUR KEY PERSONNEL COULD HARM OUR BUSINESS.

     Our success depends upon the continued  contributions of our key employees, many of whom would be extremely  difficult to replace. We do not have key person life  insurance  on any of our  personnel.  Worldwide  competition  for  skilled employees in the network storage software industry is extremely  intense.  If we are unable to retain existing  employees or to hire and integrate new employees, our  business,  financial  condition and  operating  results  could  suffer.  In addition,  companies whose employees  accept  positions with  competitors  often claim that the competitors  have engaged in unfair hiring  practices.  We may be the subject of such claims in the future as we seek to hire qualified  personnel and could incur substantial costs defending ourselves against those claims.

WE MAY NOT SUCCESSFULLY INTEGRATE THE PRODUCTS, TECHNOLOGIES OR BUSINESSES FROM,
OR REALIZE THE INTENDED BENEFITS OF ACQUISITIONS.

     We have made, and may continue to make,  acquisitions of other companies or their assets. Integration of the acquired products, technologies and businesses, could divert  management's  time and resources.  Further,  we may not be able to properly integrate the acquired products,  technologies or businesses,  with our existing products and operations,  train, retain and motivate personnel from the acquired businesses,  or combine potentially different corporate cultures. If we

                                       11

are unable to fully integrate the acquired products, technologies or businesses, or train, retain and motivate personnel from the acquired businesses, we may not receive  the  intended  benefits  of the  acquisitions,  which  could  harm  our business, operating results and financial condition.

IF  ACTUAL  RESULTS  OR  EVENTS  DIFFER   MATERIALLY   FROM  OUR  ESTIMATES  AND
ASSUMPTIONS,  OUR REPORTED  FINANCIAL  CONDITION AND RESULTS OF  OPERATIONS  FOR
FUTURE PERIODS COULD BE MATERIALLY AFFECTED.

     The preparation of consolidated financial statements and related disclosure in accordance with generally accepted account principles  requires management to establish  policies  that  contain  estimates  and  assumptions  that affect the amounts reported in the consolidated  financial  statements and the accompanying notes.  Note 1 to the Consolidated  Financial  Statements in this Report on Form
10-Q describes the significant  accounting  policies  essential to preparing our financial statements.  The preparation of these financial statements requires us to make  estimates  and  judgments  that affect the reported  amounts of assets, liabilities,  revenues  and  expenses,  and  related  disclosures.  We base  our estimates  on  historical  experience  and  assumptions  that we  believe  to be reasonable under the circumstances.  Actual future results may differ materially from these  estimates.  We evaluate,  on an ongoing  basis,  our  estimates  and assumptions.

LONG TERM CHARACTER OF INVESTMENTS.

     Our present and future equity  investments  may never  appreciate in value,
and  are  subject  to  normal  risks  associated  with  equity   investments  in
businesses.   These  investments  may  involve   technology  risks  as  well  as
commercialization  risks and market  risks.  As a result,  we may be required to write down some or all of these investments in the future.

UNKNOWN FACTORS

     Additional  risks  and  uncertainties  of  which  we are  unaware  or which currently we deem immaterial also may become important factors that affect us.

                                   THE COMPANY

     FalconStor  was  incorporated  in Delaware  and  provides  network  storage software  solutions  and related  maintenance,  implementation  and  engineering services.  Our unique  open  software  approach  to storage  networking  enables companies to embrace  state-of-art  equipment  (based on SCSI,  Fibre Channel or
iSCSI) from any storage  manufacturer without rendering their existing or legacy solutions  obsolete.  Several strategic  partners have recognized the industrial strength of our  flagship  software,  IPStor(R),  and have  utilized it to power their special purpose storage appliances to deliver a variety of storage related services  including  Real  Time Data  Migration,  Continuous  Data  Replication,
Continuous  Data  Protection,  Virtual Tape Library  backup,  and other advanced storage services.  IPStor leverages the high performance IP- or FC-based network to help  corporate IT  departments  aggregate  storage  capacity and contain the escalating  cost of  administering  business-critical  storage  services such as snapshot, backup, data replication, and other storage services, in a distributed environment.  Over 500  customers  around  the world  have  deployed  FalconStor

                                       12

solutions in production environments to manage their storage infrastructure with minimal TCO (Total Cost of Ownership) and optimal ROI (Return on Investment).

     Our  principal  executive  offices are located at 2 Huntington  Quadrangle,
Suite 2S01, Melville, New York 11747. Our telephone number is (631) 777-5188.

                                 USE OF PROCEEDS

     The shares of Common  Stock  offered  hereby are being  registered  for the account of the selling stockholders identified in this prospectus.  See "Selling
Stockholders." All net proceeds from the sale of the Common Stock will go to the stockholders  who offer and sell their  shares.  We will not receive any part of the proceeds  from such sales of Common  Stock.  We will,  however,  receive the exercise price of the options at the time of their exercise.  Such proceeds will be  contributed  to  working  capital  and  will be used for  general  corporate purposes.

                              SELLING STOCKHOLDERS

     This Prospectus  relates to the reoffer and resale of shares issued or that may be issued to the selling  stockholders under our 2000 Stock Option Plan, our
2004 Outside  Directors  Stock Option Plan and our 1994 Outside  Directors Stock
Option Plan.

     The  following  table sets  forth (i) the number of shares of Common  Stock beneficially  owned by each  selling  stockholder  at March 22,  2005,  (ii) the number of shares to be offered for resale by each selling stockholder (i.e., the total  number of shares  underlying  options  held by each  selling  stockholder irrespective  of whether such options are presently  exercisable  or exercisable within sixty days of March 22,  2005),  and (iii) the number and  percentage  of shares  of our  Common  Stock  to be  held  by each  selling  stockholder  after completion of the offering.

                                       13

                                         Number of                                   Number of
                                         shares of                                   shares of         Percentage
                                       Common Stock                                 Common Stock     of Class to be
                                       Beneficially         Number of Shares           After           Owned After
                                         Owned At            to be Offered         Completion of     Completion of
Name                                 March 22, 2005 (1)      for Resale (2)         the Offering      the Offering

Lawrence S. Dolin (3)                     97,805               100,000                40,000               *

Steven R. Fischer (4)                     62,305                70,000                19,500               *

Steven L. Bock (5)                             0                50,000                     0               *

Patrick B. Carney (6)                     38,829                85,000                   500               *

Wayne Lam (7)                            426,245               653,743                60,503               *

James Weber (8)                          123,279               275,479                     0               *

Bernard Wu (9)                           317,919               325,100               212,020               *

Alan Kaufman (10)                              0                50,000                     0               *

--------------------
*Less than one percent

(1)    A person is deemed to be the beneficial  owner of voting  securities that can be acquired by such person  within 60 days after the date hereof upon the  exercise  of  options,  warrants  or  convertible  securities.  Each beneficial  owner's  percentage  ownership is determined by assuming that options,  warrants or convertible securities that are held by such person
       (but  not  those  held  by any  other  person)  and  that  are  currently exercisable  (i.e.,  that are  exercisable  within  60 days from the date hereof) have been exercised.  Unless otherwise noted, we believe that all persons  named in the table have sole  voting and  investment  power with respect to all shares beneficially owned by them.

(2)    Consists of shares  issuable upon the exercise of options both  currently and not currently exercisable.

(3)    Based on information contained in a Form 4 filed by Mr. Dolin and certain other  information.  Consists of (i) 40,000 shares held by Northern Union
       Club and (ii) 57,805  shares of Common Stock  issuable  upon  exercise of options that are currently  exercisable or will be exercisable  within 60 days of March 22, 2005. Mr. Dolin is a general partner of Mordo Partners, which is a general  partner of Northern Union Club.  Mr. Dolin  disclaims beneficial  ownership  of the  securities  held by  Northern  Union Club, except to the extent of his equity interest therein. Mr. Dolin has been a
       Director of the Company since August 2001.

                                       14

(4)    Based  on  information  contained  in a Form 4 filed by Mr.  Fischer  and certain  other  information.  Consists  of (i) 19,500  shares held by Mr.
       Fischer and (ii) 42,805 shares of Common Stock  issuable upon exercise of options that are currently  exercisable or will be exercisable  within 60 days of March 22, 2005. Excludes 1,000 shares of Common Stock held by Mr.
       Fischer as a custodian for his daughter. Mr. Fischer disclaims beneficial ownership of the securities held as a custodian for his daughter,  except to the extent of his equity  interest  therein.  Mr.  Fischer  has been a
       Director of the Company since August 2001.

(5)    Based on information  contained in a Form 3 filed by Mr. Bock and certain other  information.  Mr. Bock has been a Director  of the  Company  since
       January 2005.

(6)    Based  on  information  contained  in a Form 3 and a Form 4 filed  by Mr.
       Carney and certain other information.  Consists of (i) 500 shares held by
       Mr. Carney and (ii) 38,329 shares of Common Stock  issuable upon exercise of options that are currently  exercisable or will be exercisable  within
       60 days of March 22, 2005.  Mr. Carney has been a Director of the Company since May 2003.

(7)    Based on  information  contained in a Form 4 filed by Mr. Lam and certain other information. Consists of (i) 60,503 shares held by Mr. Lam and (ii)
       365,742 shares of Common Stock issuable upon exercise of options that are currently  exercisable or will be exercisable within 60 days of March 22,
       2005.  Mr. Lam has served as vice  president  of marketing of the Company and its predecessor entity since April 2000.

(8)    Based  on  information  contained  in a Form 3 and a Form 4 filed  by Mr.
       Weber and certain other information. Consists of 123,279 shares of Common
       Stock issuable upon exercise of options that are currently exercisable or will be  exercisable  within 60 days of March  22,  2005.  Mr.  Weber has served as Chief Financial  Officer,  Treasurer and a Vice President since
       February  2004.  Prior to becoming  Chief  Financial  Officer,  Mr. Weber
       served  as  worldwide  Corporate   Controller  of  the  Company  and  its
       predecessor entity, since April 2001.

(9)    Based on certain information  provided by Mr. Wu. Consists of (i) 212,020 shares held by Mr. Wu and (ii) 105,899  shares of Common  Stock  issuable upon  exercise  of  options  that are  currently  exercisable  or will be exercisable  within 60 days of March 22, 2005.  Mr. Wu has served as Vice
       President  of Business  Development  of the  Company and its  predecessor entity since November 2000.

(10)   Based on certain  information  provided by Mr.  Kaufman.  Mr. Kaufman has been a Director of the Company since May 10, 2005.

                              PLAN OF DISTRIBUTION

     This offering is self-underwritten; neither we nor the selling stockholders have  employed  an  underwriter  for the sale of  Common  Stock  by the  selling stockholders.  We will bear all expenses in connection  with the  preparation of this Prospectus. The selling stockholders will bear all expenses associated with the sale of the Common Stock.

                                       15

     The selling stockholders may offer their shares of Common Stock directly or through pledgees,  donees, transferees or other successors in interest in one or more of the following transactions:

o    On any stock  exchange on which the shares of Common Stock may be listed at the time of sale
o    In negotiated transactions
o    In the over-the-counter market
o    In a combination of any of the above transactions

     The selling  stockholders  may offer their shares of Common Stock at any of the following prices:

o    Fixed prices which may be changed
o    Market prices prevailing at the time of sale
o    Prices related to such prevailing market prices
o    At negotiated prices

     The selling  stockholders may effect such transactions by selling shares to or through broker-dealers,  and all such broker-dealers may receive compensation in  the  form  of  discounts,  concessions,  or  commissions  from  the  selling stockholders  and/or  the  purchasers  of shares  of Common  Stock for whom such broker-dealers  may act as agents or to whom  they sell as  principals,  or both
(which  compensation  as to a  particular  broker-dealer  might be in  excess of customary commissions).

     Any broker-dealer  acquiring Common Stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices  then  prevailing  on the  Nasdaq  National  Market or at prices related to such prevailing  market prices or at negotiated  prices to its customers or a combination  of such methods.  The selling  stockholders  and any broker-dealers  that  act in  connection  with  the  sale  of the  Common  Stock hereunder  might be deemed to be  "underwriters"  within the  meaning of Section
2(11) of the Securities Act; any commissions  received by them and any profit on the resale of shares as principal might be deemed to be  underwriting  discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

     The selling stockholders reserve the right to accept, and together with any agent of the  selling  stockholder,  to reject in whole or in part any  proposed purchase of the shares of Common Stock.  The selling  stockholders  will pay any
sales   commissions   or  other   seller's   compensation   applicable  to  such
transactions.

     We have not  registered  or  qualified  offers  and  sales of shares of the
Common Stock under the laws of any  country,  other than the United  States.  To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  Common  Stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell

                                       16

shares of Common Stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

     The selling  shareholders  have represented to us that any purchase or sale of shares of Common  Stock by them will comply  with  Regulation  M  promulgated under the  Securities  Exchange Act of 1934,  as amended.  In general,  Rule 102 under  Regulation M prohibits any person  connected with a  distribution  of our
Common Stock (a  "Distribution")  from  directly or  indirectly  bidding for, or purchasing for any account in which he or she has a beneficial interest,  any of our Common Stock or any right to purchase our Common Stock,  for a period of one business  day before and after  completion  of his or her  participation  in the distribution (we refer to that time period as the "Distribution Period").

     During the Distribution  Period,  Rule 104 under Regulation M prohibits the selling  shareholders  and any other persons  engaged in the  Distribution  from engaging in any  stabilizing  bid or purchasing  our Common Stock except for the purpose of  preventing  or  retarding a decline in the open market  price of our
Common  Stock.  No  such  person  may  effect  any  stabilizing  transaction  to facilitate any offering at the market. Inasmuch as the selling shareholders will be reoffering  and reselling our Common Stock at the market,  Rule 104 prohibits them from effecting any  stabilizing  transaction in  contravention  of Rule 104 with respect to our Common Stock.

     There can be no assurance  that the selling  shareholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

     Certain  legal  matters in  connection  with the  issuance of the shares of
Common  Stock  offered  hereby  have been  passed upon for the Company by Olshan
Grundman Frome  Rosenzweig &  Wolosky LLP, 65 E. 55th Street,  New York, New York
10022.  Steven Wolosky,  a member of Olshan Grundman Frome  Rosenzweig &  Wolosky
LLP, holds 32,674 shares of Common Stock in the Company.

                                     EXPERTS

     The consolidated  financial statements of FalconStor  Software,  Inc. as of
December  31,  2004,  and  2003,  and the  related  consolidated  statements  of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year  period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial  reporting as of December 31, 2004, have been incorporated by reference in this Prospectus and in the  registration  statement  in  reliance  upon  the  reports  of KPMG  LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We have filed with the SEC four  Registration  Statements on Form S-8 under the  Securities  Act with  respect to the Shares  offered  hereby.  For  further information  with  respect to the Company  and the  securities  offered  hereby,

                                       17

reference is made to the Registration  Statements.  Statements contained in this
Prospectus  as to the  contents  of any  contract  or  other  document  are  not necessarily  complete,  and in each  instance,  reference is made to the copy of such contract or document  filed as an exhibit to the  Registration  Statements, each such statement being qualified in all respects by such reference.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors,  officers or persons controlling the Company, the
Company has been advised that it is the SEC's opinion that such  indemnification is against public policy as expressed in the  Securities Act and is,  therefore, unenforceable.

                                       18

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the  information we file with it, which means that we can disclose  important  information to you by referring you  to  those  documents.  The  information  we  incorporate  by  reference  is considered to be part of this  prospectus,  and  information  that we file later with the SEC will  automatically  update  and  supersede  this  information.  We incorporate by reference the documents  listed below and any future filings made by us with the SEC under Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934,  until the sale of all the shares of Common Stock that are part of this offering.  The documents we are  incorporating  by reference are as follows:

     (1) Our Annual Report on Form 10-K for the year ended December 31, 2004;

     (2) Our Current Report on Form 8-K filed on January 10, 2005;

     (3) Our Current Report on Form 8-K filed on February 8, 2005;

     (4) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

     (5) Our Current Report on Form 8-K filed on April 27, 2005; and

     (6) The  description  of our Common  Stock  contained  in our  registration statement on Form 8-A declared effective by the SEC on June 28, 1994,  including any amendments or reports filed for the purpose of updating that description.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     Steven Wolosky, a member of Olshan Grundman Frome Rosenzweig &  Wolosky LLP, holds 32,674 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As  permitted  by  the  Delaware  General  Corporation  Law  ("DGCL"),  the
Company's  Certificate  of  Incorporation,   as  amended,  limits  the  personal
liability  of a director  or officer to the  Company  for  monetary  damages for breach of fiduciary duty of care as a director.  Liability is not eliminated for
(i)  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  acts  or  omissions  not in good  faith  or  which  involve intentional  misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions  pursuant to Section 174 of the DGCL,

                                       19

or (iv) any  transaction  from which the director  derived an improper  personal benefit.

DELAWARE LAW

     The  Company  is  subject to Section  203 of the DGCL,  which  prevents  an
"interested  stockholder" (defined in Section 203, generally, as a person owning
15% or more of a  corporation's  outstanding  voting  stock) from  engaging in a
"business combination" with a publicly-held Delaware corporation for three years following  the date such person became an interested  stockholder,  unless:  (i)
before such person became an interested  stockholder,  the board of directors of the  corporation  approved the  transaction in which the interested  stockholder became an interested stockholder or approved the business combination; (ii) upon consummation  of the transaction  that resulted in the interested  stockholder's becoming an interested stockholder, the interested stockholder owns at least 85%
of the voting stock of the  corporation  outstanding at the time the transaction commenced (subject to certain exceptions), or (iii) following the transaction in which such person became an interested stockholder,  the business combination is approved  by the board of  directors  of the  corporation  and  authorized  at a meeting of  stockholders  by the  affirmative  vote of the holders of 66% of the outstanding  voting  stock  of the  corporation  not  owned  by  the  interested stockholder. A "business combination" includes mergers, stock or asset sales and
other   transactions   resulting  in  a  financial  benefit  to  the  interested
stockholder.

     The  provisions  of  Section  203 of the  DGCL  could  have the  effect  of delaying, deferring or preventing a change in the control of the Company.

     FalconStor Software,  Inc. maintains a directors and officers insurance and company  reimbursement policy. The policy insures directors and officers against unindemnified  loss arising from certain  wrongful acts in their  capacities and reimburses  FalconStor  Software,  Inc.  for  such  loss  for  which  FalconStor
Software,  Inc. has lawfully indemnified the directors and officers.  The policy contains  various  exclusions,  none of which relate to the offering  hereunder.
FalconStor  Software,  Inc. also has agreements  with its directors and officers providing for the indemnification thereof under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     4.1    2000 Stock Option Plan,  incorporated herein by reference to Exhibit
            4.1 of the Company's  Registration  Statement on Form S-8,  filed on
            September 21, 2001.

     4.2    2000 Stock Option Plan, as amended May 15, 2003, incorporated herein by reference to Exhibit 99 to the Company  quarterly  report on Form
            10-Q for the period ended June 30, 2003, filed on August 14, 2003.

                                       20

     4.3    2000 Stock Option Plan, as amended May 14, 2004, incorporated herein by  reference  to Exhibit 4.3 to the Company  annual  report on Form
            10-K for the fiscal year ended December 31, 2004, filed on March 16,
            2005.

     4.4    2004 Outside  Directors  Stock Option Plan,  incorporated  herein by reference to Exhibit 4.5 to the Company's annual report on Form 10-K for the fiscal  year ended  December  31,  2004,  filed on March 16,
            2005.

     *5.1   Opinion  of Olshan  Grundman  Frome  Rosenzweig  &  Wolosky as to the
            legality of the stock covered by this registration statement.

     *23.1  Consent of KPMG LLP, independent registered public accounting firm.

     *23.3  Consent of Olshan Grundman Frome  Rosenzweig &  Wolosky LLP (included in exhibit 5.1)

     *24.1 Powers of Attorney (included on signature page).

------------------
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         A. The undersigned registrant hereby undertakes:

            (1)    To file, during any period in which offers or sales are being
                   made,  a  post-effective   amendment  to  this   Registration
                   Statement:

                   (i)   To include any prospectus  required by Section 10(a)(3)
                         of the Securities Act of 1933;

                   (ii)  To  reflect  in the  prospectus  any  facts  or  events arising  after the effective  date of the  Registration
                         Statement (or the most recent post-effective  amendment
                         thereof)  which,  individually  or  in  the  aggregate,
                         represent a fundamental  change in the  information set
                         forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of  distribution  not previously  disclosed in the
                         Registration  Statement or any material  change to such
                         information in the Registration Statement;

                   PROVIDED,  HOWEVER, that paragraphs (i) and (ii) above do not apply  if  the  information  required  to  be  included  in a post-effective  amendment by those paragraphs is contained in periodic reports filed by the registrant  pursuant to Section
                   13 or 15(d) of the  Securities  Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                                       21

            (2)    That, for the purposes of determining any liability under the
                   Securities Act of 1933,  each such  post-effective  amendment shall be deemed to be a new registration  statement  relating to the securities  offered therein,  and the offering of such securities  at that time  shall be  deemed to be the  initial bona fide offering thereof; and

            (3)    To  remove  from  registration  by means of a  post-effective amendment any of the securities  being registered that remain unsold at the termination of the offering.

         B. The undersigned  registrant  hereby undertakes that, for purposes of determining  any liability  under the Securities  Act of 1933,  each filing of the  registrant's  annual report pursuant to Section 13(a)
            or  15(d)  of the  Securities  Exchange  Act  of  1934  (and,  where applicable,  each filing of an employee benefit plan's annual report pursuant to Section  15(d) of the  Securities  Exchange Act of 1934)
            that is  incorporated  by reference in this  Registration  Statement shall be deemed to be a new registration  statement  relating to the securities  offered therein,  and the offering of such securities at that  time  shall be  deemed to be the  initial  bona fide  offering thereof.

         C. Insofar  as  indemnification   for  liabilities  arising  under  the
            Securities  Act of 1933 may be permitted to directors,  officers and controlling  persons of the  registrant  pursuant  to the  foregoing provisions,  or otherwise,  the  registrant has been advised that in
            the  opinion  of  the  Securities  and  Exchange   Commission   such
            indemnification  is  against  public  policy  as  expressed  in  the
            Securities  Act of 1933  and is,  therefore,  unenforceable.  In the event  that a claim for  indemnification  against  such  liabilities
            (other than the payment by the  registrant  of expenses  incurred or paid by a director,  officer or controlling person of the registrant in the  successful  defense of any action,  suit or  proceeding)  is
            asserted  by  such  director,   officer  or  controlling  person  in
            connection  with the  securities  being  registered,  the registrant will,  unless in the  opinion  of its  counsel  the  matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction  the  question  whether such  indemnification  by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                       22

                                   SIGNATURES

     In accordance  with the  requirements  of the  Securities  Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  of filing  on Form S-8 and  authorizes  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the Town of Melville, State of New York, on the 20th day of May,
2005.

                                  FALCONSTOR SOFTWARE, INC.
                                  ----------------------------------------------
                                  (Registrant)

                                  By:/s/ ReiJane Huai
                                     ------------------------------
                                     ReiJane Huai
                                     President, Chief Executive Officer and
                                     Chairman of the Board

                                       23

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS,  that each person whose  signature  appears below constitutes and appoints each of ReiJane Huai and James Weber his true and lawful  attorneys-in-fact  and  agent,  with  full  power  of  substitution  and resubstitution,  for and in his or her  name,  place and  stead,  in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same,  with all exhibits  thereto,  and other  documents in  connection therewith,  with the  Securities  and Exchange  Commission,  granting  unto said attorney-in-fact  and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all  intents  and  purposes  as he or she might or could do in  person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

Signature             Title                                       Date
---------             -----                                       ----

/s/ ReiJane Huai      President, Chief Executive Officer and      May 20, 2005
-------------------   Chairman of the Board
ReiJane Huai          (Principal Executive Officer)

/s/ James Weber       Vice President and Chief Financial          May 20, 2005
-------------------   Officer (Principal Financial
James Weber           Officer and Principal Accounting Officer)

                                       24

/S/ Lawrence S. Dolin          Director                   May 20, 2005
--------------------------
Lawrence S. Dolin

/S/ Steven R. Fischer          Director                   May 20, 2003
--------------------------
Steven R. Fischer

/S/ Steven L. Bock             Director                   May 20, 2005
--------------------------
Steven L. Bock

/S/ Patrick B. Carney          Director                   May 20, 2005
--------------------------
Patrick B. Carney

/S/ Alan W. Kaufman            Director                   May 20, 2005
--------------------------
Alan W. Kaufman

                                       25

                                  EXHIBIT INDEX

          4.1    2000 Stock  Option  Plan,  incorporated  herein by reference to
                 Exhibit 4.1 of the  Company's  Registration  Statement  on Form
                 S-8, filed on September 21, 2001.

          4.2    2000 Stock Option Plan,  as amended May 15, 2003,  incorporated herein by  reference  to  Exhibit 99 to the  Company  quarterly report on Form 10-Q for the period ended June 30,  2003,  filed on August 14, 2003.

          4.3    2000 Stock Option Plan,  as amended May 14, 2004,  incorporated herein by reference to Exhibit 4.3 to the Company annual report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 16, 2005.

          4.4    2004 Outside Directors Stock Option Plan incorporated herein by reference to Exhibit 4.5 to the Company's annual report on Form
                 10-K for the fiscal  year ended  December  31,  2004,  filed on
                 March 16, 2005.

          *5.1   Opinion of Olshan Grundman Frome Rosenzweig &  Wolosky as to the
                 legality of the stock covered by this registration statement.

          *23.1  Consent of KPMG LLP,  independent  registered public accounting firm.

          *23.3  Consent  of Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
                 (included in exhibit 5.1)

          *24.1  Powers of Attorney (included on signature page).

------------------
          *   Filed herewith.

                                       26